IDS Life Series Fund, Inc.

PROSPECTUS
JUNE 27, 2003

Equity Portfolio
Equity Income Portfolio
Government Securities Portfolio
Income Portfolio
International Equity Portfolio
Managed Portfolio
Money Market Portfolio

Please note that each Fund:

o    is not a bank deposit

o    is not federally insured

o    is not endorsed by any bank or government agency

o    is not guaranteed to achieve its goals

Like all mutual funds, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities offered by IDS Life Series Fund, Inc. are not deposits or obligations of, or guaranteed by, any bank or an affiliate of any bank, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), or any other agency of the United States, or any bank or an affiliate of any bank; and are subject to investment risks including possible loss of value.

Managed by: IDS Life Insurance Company

(logo)
AMERICAN
 EXPRESS

Table of Contents

The Funds                                                            3p

Equity Portfolio                                                     3p
Goal                                                                 3p
Principal Investment Strategies                                      3p
Principal Risks                                                      4p
Past Performance                                                     4p
Management                                                           5p
Other Securities and Investment Strategies                           5p

Equity Income Portfolio                                              6p
Goal                                                                 6p
Principal Investment Strategies                                      6p
Principal Risks                                                      7p
Past Performance                                                     7p
Management                                                           8p
Other Securities and Investment Strategies                           8p

Government Securities Portfolio                                      9p
Goal                                                                 9p
Principal Investment Strategies                                      9p
Principal Risks                                                      9p
Past Performance                                                    10p
Management                                                          11p
Other Securities and Investment Strategies                          11p

Income Portfolio                                                    12p
Goal                                                                12p
Principal Investment Strategies                                     12p
Principal Risks                                                     12p
Past Performance                                                    13p
Management                                                          14p
Other Securities and Investment Strategies                          14p

International Equity Portfolio                                      15p
Goal                                                                15p
Principal Investment Strategies                                     15p
Principal Risks                                                     15p
Past Performance                                                    16p
Management                                                          17p
Other Securities and Investment Strategies                          17p

Managed Portfolio                                                   18p
Goal                                                                18p
Principal Investment Strategies                                     18p
Principal Risks                                                     18p
Past Performance                                                    19p
Management                                                          20p
Other Securities and Investment Strategies                          20p

Money Market Portfolio                                              21p
Goal                                                                21p
Principal Investment Strategies                                     21p
Principal Risks                                                     21p
Past Performance                                                    22p
Management                                                          22p

Fees and Expenses                                                   23p
Shareholder Fees                                                    23p
Annual Fund Operating Expenses                                      23p

Buying and Selling Shares                                           24p
Valuing Fund Shares                                                 24p
Purchasing Shares                                                   24p
Transferring/Selling Shares                                         24p

Distributions and Taxes                                             24p

Other Information                                                   25p

Financial Highlights                                                25p

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2p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

The Funds

References to "Fund" throughout the remainder of this prospectus refer to Equity Portfolio, Equity Income Portfolio, Government Securities Portfolio, Income Portfolio, International Equity Portfolio, Managed Portfolio and Money Market Portfolio, singularly or collectively as the context requires.

Please remember that you may not buy (nor will you own) shares of the Fund directly. You invest by buying a variable life insurance policy and allocating your premium payments to the variable subaccounts that invest in the Fund.

A Fund may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Each Fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each Fund may differ significantly from any publicly-traded retail mutual fund.

Equity Portfolio

GOAL

The goal of the Fund is capital appreciation. Because any investment involves risk, achieving this goal cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

The Fund primarily invests in U.S. common stocks and securities convertible into common stocks. Under normal market conditions, the Fund will invest at least 80% of its net assets in equity securities.

In pursuit of the Fund's goal, American Express Financial Corporation (AEFC), the Fund's investment adviser*, chooses equity investments by:

o    Identifying companies with:

     o    effective management,

     o    financial strength,

     o    competitive market position, and

     o growth potential (these companies may be well-seasoned or relatively new and lesser-known as long as the investment adviser believes the stock is attractive for capital growth),

o    Anticipating market trends.

In evaluating whether to sell a security, AEFC considers, among other factors, whether:

     o    The security is overvalued.

     o    The security has reached AEFC's price objective.

     o    The company has met AEFC's earnings and/or growth expectations.

     o Political, economic, or other events could affect the company's performance.

     o    AEFC  wishes  to  minimize   potential   losses  (i.e.,  in  a  market
          down-turn).

     o    AEFC wishes to lock-in profits.

     o    AEFC identifies a more attractive opportunity.

During weak or declining markets or when growth opportunities are unavailable, the Fund may invest more of its assets in money market securities. Although the Fund primarily will invest in these securities to avoid losses, this type of investing could prevent the Fund from achieving its investment objective. During these times, AEFC may make frequent securities trades that could result in increased fees and expenses.

* Each Fund pays IDS Life Insurance Company (IDS Life) a fee for managing its assets. IDS Life and AEFC have an Investment Advisory Agreement that calls for IDS Life to pay AEFC a fee for investment advice.

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3p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

PRINCIPAL RISKS

This Fund is designed for investors with above-average risk tolerance. Please remember that with any investment you may lose money. Principal risks associated with an investment in the Fund include:

     Market Risk

     Small and Medium Company Risk

     Style Risk

     Issuer Risk

Market Risk

The market may drop and you may lose money. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of all securities may move up and down, sometimes rapidly and unpredictably.

Small and Medium Company Risk

Investments in small and medium capitalization companies often involve greater risks than investments in larger, more established companies because small and medium capitalization companies may lack the management experience, financial resources, product diversification, and competitive strengths of larger companies. In addition, in many instances the securities of small and medium capitalization companies are traded only over-the-counter or on regional securities exchanges and the frequency and volume of their trading is substantially less than is typical of larger companies.

Style Risk

AEFC purchases growth stocks based on the expectation that the companies will have strong growth in earnings. The price paid often reflects an expected rate of growth. If that growth fails to occur, the price of the stock may decline quickly.

Issuer Risk

The risk that an issuer, or the value of its stocks or bonds, will perform poorly. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors.

PAST PERFORMANCE

The following bar chart and table show the risks and variability of investing in the Fund by showing:

o how the Fund's performance varied for each full calendar year shown on the chart below, and

o how the Fund's average annual total returns compare to other recognized securities market indexes.

How the Fund performed in the past does not indicate how the Fund will perform in the future.

(bar chart)

                          Equity Portfolio Performance
                            (based on calendar years)
100%

 80%                                                      +80.89%

 60%

 40%
                   +38.39%
 20%                        +19.91% +21.13%
     +13.36%                                +9.06%
  0%          +2.76%

-20%                                              -24.67%
                                                                 -31.49% -34.05%
-40%
       1993    1994  1995   1996     1997   1998   1999    2000   2001   2002

During the period shown in the bar chart, the highest return for a calendar quarter was +62.34% (quarter ending December 1999) and the lowest return for a calendar quarter was -30.26% (quarter ending March 2001).

The Fund's year to date return as of March 31, 2003 was -1.82%.

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4p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Average Annual Total Returns (as of Dec. 31, 2002)

                                         1 year     5 years    10 years
Equity Portfolio                        -34.05%      -7.66%      +4.63%
Russell MidCap(R) Growth Index          -27.41%      -1.82%      +6.71%
S&P 500 Index                           -22.10%      -0.59%      +9.34%
S&P MidCap 400 Index                    -14.51%      +6.41%     +11.96%

This table shows total returns from a hypothetical investment in the Fund. Comparison index returns are for the same period. The returns do not reflect the expenses that apply to the subaccounts or the contracts. Inclusion of these charges would reduce total return for all periods shown.

For purposes of calculation, information about each Fund assumes the deduction of applicable portfolio expenses and makes no adjustments for taxes that may have been paid on the reinvested income and capital gains.

Russell MidCap(R) Growth Index, an unmanaged index, measures the performance of those Russell MidCap companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000(R) Growth Index.

Standard & Poor's 500 Composite Price Index (S&P 500 Index), an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees. However, the S&P 500 Index companies may be generally larger than those in which the Fund invests.

Standard & Poor's MidCap 400 Index (S&P MidCap 400 Index), an unmanaged market-weighted index, consists of 400 domestic stocks chosen for market size, liquidity and industry group representation. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

The securities included in the indexes may not be the same as those held by the Fund.

MANAGEMENT

Daniel J. Rivera, CFA, Co-Portfolio Manager

o    Managed the Fund's portfolio since 2002.

o    Joined AEFC in 2000.

o Prior to that, Growth Team Leader and Senior Portfolio Manager, BB&T Asset Management, from 1997 to 2000.

o    Began investment career in 1984.

o    MBA, University of North Carolina - Chapel Hill.

C. Steven Brennaman, Co-Portfolio Manager

o    Managed the Fund's portfolio since 2002.

o    Joined AEFC in 2000.

o Prior to that, Vice President and Senior Portfolio Manager, BB&T Asset Management, from 1995 to 2000.

o    Began investment career in 1995.

o    MS, Troy State University.

OTHER SECURITIES AND INVESTMENT STRATEGIES

The Fund may invest in other securities and may employ other investment strategies that are not principal investment strategies. The Fund's policies permit investment in other instruments, such as money market securities and foreign securities. Additionally, the Fund may use derivative instruments such as option and futures contracts to produce incremental earnings, to hedge existing positions and to increase flexibility. Even though the Fund's policies permit the use of derivatives in this manner, the portfolio manager is not required to use derivatives.

For more information on strategies and holdings, see the Fund's Statement of Additional Information (SAI) and its annual and semiannual reports.

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5p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Equity Income Portfolio

GOAL

The goals of the Fund are a high level of current income and, as a secondary goal, steady growth of capital. Because any investment involves risk, achieving these goals cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

The Fund's assets primarily are invested in equity securities. Under normal market conditions, the Fund will invest at least 80% of its net assets in equity securities.

In pursuit of the Fund's goal, AEFC, the Fund's investment adviser, chooses equity investments by:

o    Identifying companies with:

     o   dividend-paying stocks,

     o   effective management,

     o   financial strength, and

     o   moderate growth potential.

o    Determining specific industry weightings within the following sectors:

     o   Consumer cyclical                  o    Energy

     o   Consumer stable                    o    Technology

     o   Financial                          o    Industrial

o    Identifying stocks that are selling at low prices in relation to:

     o   current and projected earnings,

     o   current and projected dividends,

     o   current and projected cash flow and free cash flow,

     o   current and projected asset values, and

     o   historic price levels.

In evaluating whether to sell a security, AEFC considers, among other factors, whether:

     o   The security is overvalued.

     o   The security has reached AEFC's price objective.

     o   The company has met AEFC's earnings and/or growth expectations.

     o The company or the security continues to meet the other standards described above.

During weak or declining markets or when growth opportunities are unavailable, the Fund may invest more of its assets in money market securities or commercial paper. Although the Fund primarily will invest in these securities to avoid losses, this type of investing could prevent the Fund from achieving its investment objective. During these times, AEFC may make frequent securities trades that could result in increased fees and expenses.

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6p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

PRINCIPAL RISKS

Please remember that with any mutual fund investment you may lose money. Principal risks associated with an investment in the Fund include:

     Market Risk

     Sector/Concentration Risk

     Style Risk

     Issuer Risk

Market Risk

The market may drop and you may lose money. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of all securities may move up and down, sometimes rapidly and unpredictably.

Sector/Concentration Risk

Investments that are concentrated in a particular issuer, geographic region, or industry will be more susceptible to changes in price (the more you diversify, the more you spread risk).

Style Risk

The Fund's management strategy will influence performance significantly. Securities in which the Fund invests could fall out of favor with the market, causing the Fund to underperform funds that invest primarily in other types of securities. If the manager's stock selection strategy does not perform as expected, the Fund could underperform its peers.

Issuer Risk

The risk that an issuer, or the value of its stocks or bonds, will perform poorly. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors.

PAST PERFORMANCE

The following bar chart and table indicate the risks and variability of investing in the Fund by showing:

o how the Fund's performance varied for each full calendar year that the Fund has existed, and

o how the Fund's average annual total returns compare to other recognized securities market indexes.

How the Fund performed in the past does not indicate how the Fund will perform in the future.

(bar chart)

                       Equity Income Portfolio Performance
                            (based on calendar years)
100%

 80%

 60%

 40%

 20%

  0%                                                        +0.37% +1.85%

-20%                                                                     -18.95%

-40%
       1993    1994    1995    1996    1997   1998   1999    2000    2001   2002

During the period shown in the bar chart, the highest return for a calendar quarter was +9.98% (quarter ending December 2001) and the lowest return for a calendar quarter was -20.99% (quarter ending September 2002).

The Fund's year to date return as of March 31, 2003 was -6.32%.

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7p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Average Annual Total Returns (as of Dec. 31, 2002)

                                                    1 year   Since inception
Equity Income Portfolio                             -18.95%     -5.79%(a)
S&P 500 Index                                       -22.10%    -17.06%(b)
Russell 1000(R) Value Index                         -15.52%     -4.50%(b)
Lipper Equity Income Funds Index                    -16.43%     -5.39%(b)

(a) Inception date was June 17, 1999.

(b) Measurement period started July 1, 1999.

This table shows total returns from a hypothetical investment in the Fund. Comparison index returns are for the same period. The returns do not reflect the expenses that apply to the subaccounts or the contracts. Inclusion of these charges would reduce total return for all periods shown.

For purposes of calculation, information about each Fund assumes the deduction of applicable portfolio expenses and makes no adjustments for taxes that may have been paid on the reinvested income and capital gains.

S&P 500 Index, an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees. However, the S&P 500 Index companies may be generally larger than those in which the Fund invests.

Russell 1000 Value Index, an unmanaged index, measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values.

The Lipper Equity Income Funds Index, published by Lipper Inc., includes the 30 largest funds that are generally similar to the Fund, although some funds in the index may have somewhat different investment policies or objectives.

The securities included in the indexes may not be the same as those held by the Fund.

MANAGEMENT

Warren Spitz, Senior Portfolio Manager

o    Managed the Fund's portfolio since 2000.

o    Joined AEFC in 2000.

o Prior to that, Portfolio Manager, Prudential Global Asset Management, from 1987 to 2000.

o    Began investment career in 1984.

o    MBA, University of Pennsylvania, Wharton School.

OTHER SECURITIES AND INVESTMENT STRATEGIES

The Fund may invest in other securities and employ other investment strategies that are not principal investment strategies. The Fund's policies permit investment in other instruments such as money market securities, foreign securities, convertible securities and debt obligations (including bonds and commercial paper of any rating). Additionally, the Fund may use derivative instruments such as futures, options and forward contracts to produce incremental earnings, to hedge existing positions, and to increase flexibility. Even though the Fund's policies permit the use of derivatives in this manner, the portfolio manager is not required to use derivatives.

For more information on strategies and holdings, see the Fund's SAI and its annual and semiannual reports.

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8p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Government Securities Portfolio

GOAL

The goal of the Fund is a high level of current income and safety of principal. Because any investment involves risk, achieving this goal cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

Under normal market conditions, at least 80% of the Fund's net assets are invested in securities issued or guaranteed as to principal and interest by the U.S. government and its agencies.

In pursuit of the Fund's goal, AEFC, the Fund's investment adviser, chooses investments by:

o    Reviewing credit characteristics and the interest rate outlook.

o    Identifying and buying securities that:

     o    are high quality, or

     o have similar qualities, in AEFC's opinion, even though they are not rated or have been given a lower rating by a rating agency, and

     o    have short or intermediate-term maturities.

In evaluating whether to sell a security, AEFC considers, among other factors, whether:

     o    The interest rate or economic outlook changes.

     o    The security is overvalued.

     o    AEFC wishes to lock-in profits.

     o    AEFC identifies a more attractive opportunity

     o The issuer or the security continues to meet the other standards described above.

During weak or declining markets, the Fund may invest more of its assets in money market securities. Although the Fund primarily will invest in these securities to avoid losses, this type of investing could prevent the Fund from achieving its investment objective. During these times, AEFC may make frequent securities trades that could result in increased fees and expenses.

PRINCIPAL RISKS

Please remember that with any investment you may lose money. Principal risks associated with an investment in the Fund include:

     Market Risk

     Correlation Risk

     Interest Rate Risk

     Call/Prepayment Risk

Market Risk

 The market may drop and you may lose money. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of all securities may move up and down, sometimes rapidly and unpredictably.

Correlation Risk

The risk that a given transaction may fail to achieve its objectives due to an imperfect relationship between markets. Certain investments may react more negatively than others in response to changing market conditions.

Interest Rate Risk

The risk of losses attributable to changes in interest rates. This term is generally associated with bond prices (when interest rates rise, bond prices fall). In general, the longer the maturity of a bond, the higher its yield and the greater its sensitivity to changes in interest rates.

Call/Prepayment Risk

The risk that a bond or other security might be called (or otherwise converted, prepaid, or redeemed) before maturity. This type of risk is closely related to reinvestment risk, which is the risk that an investor will not be able to reinvest income or principal at the same rate it currently is earning.

--------------------------------------------------------------------------------
9p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

PAST PERFORMANCE

The following bar chart and table show the risks and variability of investing in the Fund by showing:

o how the Fund's performance varied for each full calendar year shown on the chart below, and

o how the Fund's average annual total returns compare to a recognized securities market index.

How the Fund performed in the past does not indicate how the Fund will perform in the future.

(bar chart)

                        Government Securities Portfolio Performance
                            (based on calendar years)
100%

 80%

 60%

 40%

 20%                  +18.02%
      +12.18%                         +8.60%   +8.39%     +12.09% +6.11% +10.03%
  0%                          +1.49%
              -4.89%                                 -1.97%
-20%

-40%
       1993    1994    1995    1996    1997   1998   1999    2000    2001   2002

During the period shown in the bar chart, the highest return for a calendar quarter was +6.23% (quarter ending June 1995) and the lowest return for a calendar quarter was -4.14% (quarter ending March 1994).

The Fund's year to date return as of March 31, 2003 was +0.75%.

Average Annual Total Returns (as of Dec. 31, 2002)

                                                  1 year     5 years   10 years
Government Securities Portfolio                   +10.03%    +6.82%     +6.80%
Merrill Lynch U.S. Government Index               +11.30%    +7.73%     +7.54%

This table shows total returns from a hypothetical investment in the Fund. Comparison index returns are for the same period. The returns do not reflect the expenses that apply to the subaccounts or the contracts. Inclusion of these charges would reduce total return for all periods shown.

For purposes of calculation, information about each Fund assumes the deduction of applicable portfolio expenses and makes no adjustments for taxes that may have been paid on the reinvested income and capital gains.

Merrill Lynch U.S. Government Index, an unmanaged index, is made up of a representative list of all treasury and agency securities. The index is frequently used as a general measure of government bond performance. However, the securities used to create the index may not be representative of the debt securities held in the Fund.

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10p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

MANAGEMENT

The team that manages the Fund's portfolio is led by:

Scott Kirby, Portfolio Manager

o    Leader of the structured assets team.

o    Managed the Fund's portfolio since 2003.

o    Joined AEFC in 1979.

o    Began investment career in 1983.

o    MBA, University of Minnesota.

AEFC's investment professionals who manage fixed income funds are organized into teams. Each team specializes in a particular sector of the fixed income market.

OTHER SECURITIES AND INVESTMENT STRATEGIES

The Fund may invest in other securities and may employ other investment strategies that are not principal investment strategies. The Fund's policies permit investment in other instruments, such as money market securities and investment grade non-governmental debt obligations. Additionally, the Fund may use derivative instruments such as futures, options and forward contracts to produce incremental earnings, to hedge existing positions, and to increase flexibility. Even though the Fund's policies permit the use of derivatives in this manner, the portfolio manager is not required to use derivatives.

For more information on strategies and holdings, see the Fund's SAI and its annual and semiannual reports.

--------------------------------------------------------------------------------
11p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Income Portfolio

GOAL

The goal of the Fund is to maximize current income while attempting to conserve the value of the investment and to continue the high level of income for the longest period of time. Because any investment involves risk, achieving this goal cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

Under normal market conditions, the Fund primarily will invest in debt securities. At least 50% of its net assets are invested in investment grade corporate bonds, certain unrated debt obligations that are believed to be of investment grade quality, and government securities (including asset-backed securities). Although the Fund emphasizes high- and medium-quality debt securities, it will assume some credit risk to achieve higher yield and/or capital appreciation by buying lower quality (junk) bonds. As a result, junk bonds may comprise a large percentage of the Fund's investments. The Fund will purchase bonds that are issued by U.S. and foreign companies. The Fund may invest up to 25% of its total assets in foreign investments.

In pursuit of the Fund's goal, AEFC, the Fund's investment adviser, chooses investments by:

o Considering opportunities and risks by reviewing credit characteristics and interest rate outlook.

o    Identifying and buying securities that:

     o    are medium and high quality,

     o have maturities that complement AEFC's expectations for long-term and short-term interest rates, and

     o are expected to outperform other market sectors on a risk-adjusted basis (i.e., after considering coupon, sinking fund provision, call protection, and quality).

In evaluating whether to sell a security, AEFC considers, among other factors, whether:

     o    The interest rate or economic outlook changes.

     o    The sector or industry is experiencing change.

     o    The security's rating is changed or is vulnerable to a change.

     o    The security is overvalued.

     o    AEFC identifies a more attractive opportunity.

During weak or declining markets, the Fund may invest more of its assets in money market securities. Although the Fund primarily will invest in these securities to avoid losses, this type of investing could prevent the Fund from achieving its investment objective. During these times, AEFC may make frequent securities trades that could result in increased fees and expenses.

PRINCIPAL RISKS

Please remember that with any investment you may lose money. Principal risks associated with an investment in the Fund include:

     Market Risk

     Interest Rate Risk

     Credit Risk

     Call/Prepayment Risk

Market Risk

The market may drop and you may lose money. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of all securities may move up and down, sometimes rapidly and unpredictably.

Interest Rate Risk

The risk of losses attributable to changes in interest rates. This term is generally associated with bond prices (when interest rates rise, bond prices fall). In general, the longer the maturity of a bond, the higher its yield and the greater its sensitivity to changes in interest rates.

Credit Risk

The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or a note). The price of junk bonds may react more to the ability of the issuing company to pay interest and principal when due than to changes in interest rates. Junk bonds have greater price fluctuations and are more likely to experience a default than investment grade bonds.

Call/Prepayment Risk

The risk that a bond or other security might be called (or otherwise converted, prepaid, or redeemed) before maturity. This type of risk is closely related to reinvestment risk, which is the risk that an investor will not be able to reinvest income or principal at the same rate it currently is earning.

--------------------------------------------------------------------------------
12p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

PAST PERFORMANCE

The following bar chart and table show the risks and variability of investing in the Fund by showing:

o how the Fund's performance varied for each full calendar year shown on the chart below, and

o how the Fund's average annual total returns compare to a recognized securities market index.

How the Fund performed in the past does not indicate how the Fund will perform in the future.

(bar chart)

                          Income Portfolio Performance
                            (based on calendar years)
100%

 80%

 60%

 40%
                      +21.04%
 20%
     +14.92%                 +3.50%   8.04%   +5.49%      +6.72%  +8.13%  +8.00%
  0%                                                +0.44%
              -4.38%
-20%

-40%
       1993    1994    1995    1996    1997   1998   1999    2000    2001   2002

During the period shown in the bar chart, the highest return for a calendar quarter was +7.24% (quarter ending June 1995) and the lowest return for a calendar quarter was -3.44% (quarter ending March 1994).

The Fund's year to date return as of March 31, 2003 was +1.87%.

Average Annual Total Returns (as of Dec. 31, 2002)

                                             1 year     5 years   10 years
Income Portfolio                              +8.00%    +5.72%     +6.98%
Lehman Brothers Aggregate Bond Index         +10.25%    +7.55%     +7.51%

This table shows total returns from a hypothetical investment in the Fund. Comparison index returns are for the same period. The returns do not reflect the expenses that apply to the subaccounts or the contracts. Inclusion of these charges would reduce total return for all periods shown.

For purposes of calculation, information about each Fund assumes the deduction of applicable portfolio expenses and makes no adjustments for taxes that may have been paid on the reinvested income and capital gains.

Lehman Brothers Aggregate Bond Index, an unmanaged index, is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees. However, the securities used to create the index may not be representative of the bonds held in the Fund.

--------------------------------------------------------------------------------
13p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

MANAGEMENT

The team that manages the Fund's portfolio is led by:

Tom Murphy, CFA, Portfolio Manager

o    Leader of the investment grade corporate bond sector team.

o    Managed the Fund's portfolio since 2003.

o    Joined AEFC in 2002.

o Prior to that, Managing Director and Portfolio Manager, BlackRock Financial Management, in 2002. Prior to that, various positions at Zurich Scudder from 1992 to 2002.

o    Began investment career in 1986.

o    MBA, University of Michigan.

AEFC's investment professionals who manage fixed income funds are organized into teams. Each team specializes in a particular sector of the fixed income market.

OTHER SECURITIES AND INVESTMENT STRATEGIES

The Fund may invest in other securities and may employ other investment strategies that are not principal investment strategies. The Fund's policies permit investment in other instruments, such as money market securities, debt obligations (of any rating), and convertible securities. Additionally, the Fund may use derivative instruments such as futures, options and forward contracts to produce incremental earnings, to hedge existing positions and to increase flexibility. Even though the Fund's policies permit the use of derivatives in this manner, the portfolio manager is not required to use derivatives.

For more information on strategies and holdings, see the Fund's SAI and its annual and semiannual reports.

--------------------------------------------------------------------------------
14p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

International Equity Portfolio

GOAL

The goal of the Fund is capital appreciation. Because any investment involves risk, achieving this goal cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

The Fund's assets primarily are invested in equity securities of foreign issuers. Under normal market conditions, at least 80% of the Fund's net assets will be invested in equity securities. The Fund invests primarily in securities of companies located outside of the U.S.

The percentage of the Fund's total assets invested in particular regions or industries will change according to their economic conditions, growth prospects and valuation.

In pursuit of the Fund's goal, AEFC, the Fund's investment adviser, chooses investments by:

o    Considering opportunities and risks within regions or countries,

o    Identifying sectors or companies with strong growth potential,

o Selecting stocks of companies that AEFC believes have the following fundamental strengths:

     o    financial strength,

     o    high demand for their products or services, and

     o    effective management.

o    Identifying securities with sufficient liquidity in trading volume.

AEFC decides how much to invest in various countries and local currencies, and then buys securities that offer the best opportunity for long-term growth.

In evaluating whether to sell a security, AEFC considers, among other factors, whether:

     o    The security is overvalued.

     o    The security has reached AEFC's price objective.

     o The company or the security continues to meet the standards described above.

     o The region or country is undergoing political, economic, or other change.

AEFC closely monitors the Fund's exposure to foreign currency fluctuations.

During weak or declining markets or when growth opportunities are unavailable, the Fund may invest more of its assets in money market securities. Investments in U.S. issuers generally will constitute less than 20% of the Fund's total assets. If, however, investments in foreign securities appear to be relatively unattractive in AEFC's judgment, as a temporary defensive strategy, the Fund may invest any portion of its assets in securities of U.S. issuers appearing to offer opportunities for superior growth. Although the Fund will invest in these securities primarily to avoid losses, this type of investing also could prevent the Fund from achieving its investment objective. During these times, AEFC may make frequent securities trades that could result in increased fees and expenses.

PRINCIPAL RISKS

This Fund is designed for long-term investors with above-average risk tolerance. Please remember that with any investment you may lose money. Principal risks associated with an investment in the Fund include:

     Market Risk

     Foreign/Emerging Markets Risk

     Style Risk

     Issuer Risk

Market Risk

The market may drop and you may lose money. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of all securities may move up and down, sometimes rapidly and unpredictably.

--------------------------------------------------------------------------------
15p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Foreign/Emerging Markets Risk

The following are all components of foreign/emerging markets risk:

Country risk includes the political, economic, and other conditions of a country. These conditions include lack of publicly available information, less government oversight (including lack of accounting, auditing, and financial reporting standards), the possibility of government-imposed restrictions, and even the nationalization of assets.

Currency risk results from the constantly changing exchange rate between local currency and the U.S. dollar. Whenever an investor holds securities valued in local currency or holds the currency, changes in the exchange rate add or subtract from the value of the investment.

Custody risk refers to the process of clearing and settling trades. It also covers holding securities with local agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standard of care of the local market. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country's securities market is, the greater the likelihood of problems occurring.

Emerging markets risk includes the dramatic pace of change (economic, social, and political) in these countries as well as the other considerations listed above. These markets are in early stages of development and are extremely volatile. They can be marked by extreme inflation, devaluation of currencies, dependence on trade partners, and hostile relations with neighboring countries.

Style Risk

AEFC purchases growth stocks based on the expectation that the companies will have strong growth in earnings. The price paid often reflects an expected rate of growth. If that growth fails to occur, the price of the stock may decline quickly.

Issuer Risk

The risk that an issuer, or the value of its stocks or bonds, will perform poorly. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors.

PAST PERFORMANCE

The following bar chart and table show the risks and variability of investing in the Fund by showing:

o how the Fund's performance varied for each full calendar that the Fund has existed, and

o how the Fund's average annual total returns compare to other recognized securities market indexes.

How the Fund performed in the past does not indicate how the Fund will perform in the future.

(bar chart)

                   International Equity Portfolio Performance
                            (based on calendar years)
100%

 80%

 60%

 40%                  +39.33%                        +37.04%
                              +23.85%
 20%                                           +21.52%
                                     +6.20%
  0%
                                                                         -17.63%
-20%                                                        -24.08%
                                                                   -27.90%
-40%
       1993    1994    1995    1996    1997     1998  1999    2000   2001   2002

During the period shown in the bar chart, the highest return for a calendar quarter was +28.11% (quarter ending December 1999) and the lowest return for a calendar quarter was -20.55% (quarter ending September 2002).

The Fund's year to date return as of March 31, 2003 was -8.73%.

--------------------------------------------------------------------------------
16p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Average Annual Total Returns (as of Dec. 31, 2002)

                                         1 year     5 years    Since inception
International Equity Portfolio           -17.63%    -5.57%        +3.78%(a)
MSCI EAFE Index                          -15.66%    -2.61%        +0.20%(b)
Lipper International Funds Index         -13.83%    -1.64%        +1.93%(b)

(a) Inception date was Oct. 28, 1994.

(b) Measurement period started Nov. 1, 1994.

This table shows total returns from a hypothetical investment in the Fund. Comparison index returns are for the same period. The returns do not reflect the expenses that apply to the subaccounts or the contracts. Inclusion of these charges would reduce total return for all periods shown.

For purposes of calculation, information about each Fund assumes the deduction of applicable portfolio expenses and makes no adjustments for taxes that may have been paid on the reinvested income and capital gains.

Morgan Stanley Capital International EAFE Index (MSCI EAFE Index), an unmanaged index, is compiled from a composite of securities markets of Europe, Australia and the Far East. The index is widely recognized by investors in foreign markets as the measurement index for portfolios of non-North American securities. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

The Lipper International Funds Index, published by Lipper Inc., includes the 30 largest funds that are generally similar to the Fund, although some funds in the index may have somewhat different investment policies or objectives.

The securities included in the indexes may not be the same as those held by the Fund.

MANAGEMENT

Mark Burgess, Co-Portfolio Manager

o    Chief   Investment   Officer   of   American   Express   Asset   Management
     International, Inc. (AEAMI).

o    Managed Fund's portfolio since 2002.

o    Joined AEFC in 2001.

o Prior to that, Global Chief Investment Officer for Colonial First State, from 1998 to 2000, and Chief Investment Officer for Australia and Asia for the Colonial Group (Australia) from 1995 to 1998.

o    Began investment career in 1985.

o    Bachelors Degree of Commerce - Honors Degree, Melbourne University.

Richard Falle, Co-Portfolio Manager

o    Managed the Fund's Portfolio since 2002.

o    Joined AEFC in 1997.

o    Began investment career in 1993.

o    BSc in economics - Bristol University

OTHER SECURITIES AND INVESTMENT STRATEGIES

The Fund may invest in other securities and may employ other investment strategies that are not principal investment strategies. The Fund's policies permit investment in other instruments, such as money market securities, preferred stocks, convertible securities and debt securities of any rating. Additionally, the Fund may use derivative instruments to produce incremental earnings, to hedge existing positions, and to increase flexibility. Even though the Fund's policies permit the use of derivatives in this manner, the portfolio manager is not required to use derivatives.

For more information on strategies and holdings, see the Fund's SAI and its annual and semiannual reports.

--------------------------------------------------------------------------------
17p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Managed Portfolio

GOAL

The goal of the Fund is to maximize total investment return through a combination of capital appreciation and current income. Because any investment involves risk, achieving this goal cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

The Fund's assets primarily are invested in a combination of equity and debt securities. It will invest in a combination of common and preferred stocks, convertible securities, debt securities, and money market instruments. Its investments will be continuously adjusted subject to the following three net asset limits: (1) up to 75% in equity securities, (2) up to 75% in bonds or other debt securities, and (3) up to 100% in money market instruments. Of the assets invested in bonds, at least 50% will be in investment grade corporate bonds (or in other bonds that the investment manager believes have the same investment qualities) and in government bonds. Although the Fund emphasizes high- and medium-quality debt securities, it will assume some credit risk to achieve higher yield and/or capital appreciation by buying lower quality (junk) bonds. As a result, junk bonds may comprise a large percentage of the Fund's investments. Foreign investments will not exceed 25% of the Fund's total assets.

In pursuit of the Fund's goal, AEFC, the Fund's investment adviser, chooses equity investments by:

o    Identifying companies with:

     o   effective management,

     o   financial strength,

     o   competitive market position, and

     o growth potential (these companies may be well-seasoned or relatively new and lesser-known as long as the investment advisor believes the stock is attractive for capital growth),

o    Anticipating market trends.

AEFC chooses debt obligations by:

o    Considering opportunities and risks by credit rating and currency.

o    Focusing on investment-grade U.S. and foreign bonds.

o    Focusing on bonds that contribute to portfolio diversification.

In evaluating whether to sell a security, AEFC considers, among other factors, whether:

     o   The security is overvalued.

     o   The security has reached AEFC's price objective.

     o The company or the security continues to meet the standards described above.

During weak or declining markets or when growth opportunities are unavailable, the Fund may invest more of its assets in money market securities. Although the Fund primarily will invest in these securities to avoid losses, this type of investing also could prevent the Fund from achieving its investment objective. During these times, AEFC may make frequent securities trades that could result in increased fees and expenses.

PRINCIPAL RISKS

Please remember that with any investment you may lose money. Principal risks associated with an investment in the Fund include:

     Market Risk

     Interest Rate Risk

     Credit Risk

     Issuer Risk

     Call/Prepayment Risk

Market Risk

The market may drop and you may lose money. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of all securities may move up and down, sometimes rapidly and unpredictably.

Interest Rate Risk

The risk of losses attributable to changes in interest rates. This term is generally associated with bond prices (when interest rates rise, bond prices fall). In general, the longer the maturity of a bond, the higher its yield and the greater its sensitivity to changes in interest rates.

Credit Risk

The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or a note). The price of junk bonds may react more to the ability of the issuing company to pay interest and principal when due than to changes in interest rates. Junk bonds have greater price fluctuations and are more likely to experience a default than investment grade bonds.

--------------------------------------------------------------------------------
18p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Issuer Risk

The risk that an issuer, or the value of its stocks or bonds, will perform poorly. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors.

Call/Prepayment Risk

The risk that a bond or other security might be called (or otherwise converted, prepaid, or redeemed) before maturity. This type of risk is closely related to reinvestment risk, which is the risk that an investor will not be able to reinvest income or principal at the same rate it currently is earning.

PAST PERFORMANCE

The following bar chart and table show the risks and variability of investing in the Fund by showing:

o how the Fund's performance varied for each full calendar year shown on the chart below, and

o how the Fund's average annual total returns compare to other recognized securities market indexes.

How the Fund performed in the past does not indicate how the Fund will perform in the future.

(bar chart)

                          Managed Portfolio Performance
                            (based on calendar years)
100%

 80%

 60%

 40%
                                                     +24.62%
 20%  +19.87%         +19.04%        +17.91%
                              +14.52%       +14.43%
  0%          +0.66%
                                                           -13.89%
-20%                                                              -19.30%
                                                                         -23.45%
-40%
       1993    1994    1995    1996   1997   1998     1999   2000   2001   2002

During the period shown in the bar chart, the highest return for a calendar quarter was +18.58% (quarter ending December 1999) and the lowest return for a calendar quarter was -21.30% (quarter ending March 2001).

The Fund's year to date return as of March 31, 2003 was -4.16%.

Average Annual Total Returns (as of Dec. 31, 2002)

                                       1 year      5 years    10 years
Managed Portfolio                      -23.45%     -5.38%      +3.94%
S&P 500 Index                          -22.10%     -0.59%      +9.34%
Lipper Balanced Funds Index            -10.69%     +2.10%      +7.53%

This table shows total returns from a hypothetical investment in the Fund. Comparison index returns are for the same period. The returns do not reflect the expenses that apply to the subaccounts or the contracts. Inclusion of these charges would reduce total return for all periods shown.

For purposes of calculation, information about each Fund assumes the deduction of applicable portfolio expenses and makes no adjustments for taxes that may have been paid on the reinvested income and capital gains.

S&P 500 Index, an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees. However, the S&P 500 Index companies may be generally larger than those in which the Fund invests.

The Lipper Balanced Funds Index, published by Lipper, Inc., includes 30 funds that are generally similar to the Fund, although some funds in the index may have somewhat different investment policies or objectives.

The securities included in the indexes may not be the same as those held by the Fund.

--------------------------------------------------------------------------------
19p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

MANAGEMENT

The team that manages the fixed income portion of the Fund's portfolio is led by:

Tom Murphy, CFA, Portfolio Manager

o    Leader of the investment grade corporate bond sector team.

o    Managed the Fund's portfolio since 2003.

o    Joined AEFC in 2002.

o Prior to that, Managing Director and Portfolio Manager, BlackRock Financial Management, in 2002. Prior to that, various positions at Zurich Scudder from 1992 to 2002.

o    Began investment career in 1986.

o    MBA, University of Michigan.

AEFC's investment professionals who manage fixed income funds are organized into teams. Each team specializes in a particular sector of the fixed income market.

Warren Spitz, Senior Portfolio Manager

o    Managed the Fund's portfolio since 2000.

o    Joined AEFC in 2000.

o Prior to that, Portfolio Manager, Prudential Global Asset Management, from 1987 to 2000.

o    Began investment career in 1984.

o    MBA, University of Pennsylvania, Wharton School.

OTHER SECURITIES AND INVESTMENT STRATEGIES

There are other securities in which the Fund may invest, and investment strategies that the Fund may employ, but they are not principal investment strategies. The Fund may utilize derivative instruments (such as futures, options and forward contracts) to produce incremental earnings, to hedge existing positions, and to increase flexibility. The Fund also may invest in other instruments, such as money market securities, preferred stock, debt obligations (including bonds of any rating) and convertible securities.

For more information on strategies and holdings, see the Fund's SAI and its annual and semiannual reports.

--------------------------------------------------------------------------------
20p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Money Market Portfolio

GOAL

The goal of the Fund is to provide maximum current income consistent with liquidity and conservation of capital. Because any investment involves risk, achieving this goal cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

The Fund's assets primarily are invested in money market instruments, such as marketable debt obligations issued by the U.S. government or its agencies, bank certificates of deposit, bankers' acceptances, letters of credit, and commercial paper, including asset-backed commercial paper.

Because the Fund seeks to maintain a constant net asset value of $1.00 per share, capital appreciation is not expected to play a role in the Fund's return. An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Company or any other government agency.

The Fund restricts its investments to instruments that meet certain maturity and quality standards required by the SEC for money market funds. For example, the
Fund:

o    Limits its average portfolio maturity to ninety days or less.

o    Buys obligations with remaining maturities of 397 days or less.

o Buys only obligations that are denominated in U.S. dollars and present minimal credit risk.

In pursuit of the Fund's goal, AEFC, the Fund's investment adviser, chooses investments by:

o Considering opportunities and risks given current interest rates and anticipated interest rates.

o Purchasing securities based on the timing of cash flows in and out of the Fund.

In evaluating whether to sell a security, AEFC considers, among other factors, whether:

     o The issuer's credit rating declines or AEFC expects a decline (the Fund, in certain cases, may continue to own securities that are down-graded until AEFC believes it is advantageous to sell).

     o Political, economic, or other events could affect the issuer's performance.

     o    AEFC identifies a more attractive opportunity.

     o The issuer or the security continues to meet the other standards described above.

For more information on strategies and holdings, see the Fund's SAI and its annual and semiannual reports.

PRINCIPAL RISKS

Please remember that with any investment you may lose money. Although the Fund seeks to maintain the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. The Fund's yield will vary from day-to-day. Principal risks associated with an investment in the Fund include:

     Credit Risk

     Interest Rate Risk

     Market Risk

     Sector/Concentration Risk

Credit Risk

The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or a note).

Interest Rate Risk

The risk of losses attributable to changes in interest rates. This term is generally associated with bond prices (when interest rates rise, bond prices fall). In general, the longer the maturity of a bond, the higher its yield and the greater its sensitivity to changes in interest rates.

Market Risk

The market may drop and you may lose money. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of all securities may move up and down, sometimes rapidly and unpredictably.

Sector/Concentration Risk

Investments that are concentrated in a particular issuer, geographic region, or sector will be more susceptible to changes in price (the more you diversify, the more you spread risk). For example, if the Fund concentrates its investments in banks, the value of these investments may be adversely affected by economic or regulatory developments in the banking industry.

--------------------------------------------------------------------------------
21p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

PAST PERFORMANCE

The following bar chart and table show the risks and variability of investing in the Fund by showing:

o how the Fund's performance varied for each full calendar year shown on the chart below.

How the Fund performed in the past does not indicate how the Fund will perform in the future.

(bar chart)

                       Money Market Portfolio Performance
                            (based on calendar years)
100%

 80%

 60%

 40%

 20%
     +2.66%  +3.62%  +5.22% +4.94%  +5.09%  +5.08% +4.72%  +6.00%  +3.88% +1.30%
  0%

-20%

-40%
      1993   1994    1995    1996   1997     1998   1999    2000    2001   2002

During the period shown in the bar chart, the highest return for a calendar quarter was +1.55% (quarter ending September 2000) and the lowest return for a calendar quarter was +0.28% (quarter ending December 2002).

The Fund's year to date return as of March 31, 2003 was +0.19%.

Average Annual Total Returns (as of Dec. 31, 2002)

                                 1 year     5 years   10 years
Money Market Portfolio            +1.30%     +4.18%     +4.24%

This table shows total returns from a hypothetical investment in the Fund. The returns do not reflect the expenses that apply to the subaccounts or the contracts. Inclusion of these charges would reduce total return for all periods shown.

For purposes of calculation, information about each Fund assumes the deduction of applicable portfolio expenses and makes no adjustments for taxes that may have been paid on the reinvested income and capital gains.

MANAGEMENT

The team that manages the Fund's portfolio is led by:

Jerri Cohen, CFA, Portfolio Manager

o    Leader of the cash investment sector team.

o    Managed the Fund's portfolio since 2003.

o    Joined AEFC in 2002.

o Prior to that, Sector Leader/Portfolio Manager, Zurich Scudder Investments, from 2000 to 2002. Prior to that, Portfolio Manager, Zurich Scudder Investments, from 1992 to 2000.

o    Began investment career in 1981.

o    MBA, Northwestern University.

AEFC's investment professionals who manage fixed income funds are organized into teams. Each team specializes in a particular sector of the fixed income market.

--------------------------------------------------------------------------------
22p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Fees and Expenses

Fund investors pay various expenses. The summary below describes the fees and expenses that you would pay if you buy a variable life insurance policy and allocate your premium payments to the subaccount that invests in the Fund.

SHAREHOLDER FEES (fees paid directly from your investment)

Because the Fund is the underlying investment vehicle for a variable life insurance policy, there is no sales charge for the purchase or sale of Fund shares. However, there may be charges associated with your variable life insurance policy, including those that may be associated with surrender or withdrawal. Any charges that apply to the subaccount and your policy are described in the variable life insurance prospectus.

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from Fund assets)

As a percentage of average daily net assets:

                                          Management        Other
Fund                                        fees(1)      expenses(2)    Total
Equity Portfolio                             0.70%          0.04%       0.74%
Equity Income Portfolio                      0.70%          1.13%       1.83%
Government Securities Portfolio              0.70%          0.17%       0.87%
Income Portfolio                             0.70%          0.07%       0.77%
International Equity Portfolio(3)            0.95%          0.10%       1.05%
Managed Portfolio                            0.70%          0.05%       0.75%
Money Market Portfolio                       0.50%          0.05%       0.55%

(1) The Fund pays IDS Life a fee for managing its assets. In turn, IDS Life pays a fee for investment advisory services.

(2) The Fund pays taxes, brokerage commissions and other nonadvisory expenses including administrative and accounting services. However, IDS Life has agreed to a voluntary limit of the annual charge to 0.10% of average daily net assets for these nonadvisory expenses. With this voluntary limit the net expenses would be 0.80% for Equity Income Portfolio and Government Securities Portfolio. IDS Life reserves the right to discontinue limiting these nonadvisory expenses to 0.10%. However, its present intention is to continue the limit until the time that actual expenses are less than the limit.

(3) AEFC pays American Express Asset Management International Inc. (AEAMI) a fee for sub-investment advisory services. AEAMI (50192 AXP Financial Center, Minneapolis, MN 55474) is a wholly-owned subsidiary of AEFC.

Example

This example is intended to show you the expenses you would pay if you invest $10,000 to a subaccount that invests in the Fund which earns a 5% annual return. The operating expenses remain the same each year. If you hold your shares until the end of the years shown, your costs would be:

Fund                                   1 year     3 years    5 years   10 years
Equity Portfolio                        $ 76       $237       $412     $  922
Equity Income Portfolio                  186        576        991      2,153
Government Securities Portfolio           89        278        483      1,077
Income Portfolio                          79        246        429        958
International Equity Portfolio           107        334        580      1,287
Managed Portfolio                         77        240        418        934
Money Market Portfolio                    56        176        308        692

This example does not represent actual expenses, past or future. Actual expenses may be higher or lower than those shown.

This example does not reflect the expenses that apply to the subaccounts or the contracts. Inclusion of these charges would increase expenses for all periods shown.

--------------------------------------------------------------------------------
23p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Buying and Selling Shares

VALUING FUND SHARES

The net asset value (NAV) is the value of a single Fund share. The NAV usually changes daily, and is calculated at the close of business of the New York Stock Exchange, normally 3 p.m. Central Standard Time (CST), each business day (any day the New York Stock Exchange is open).

Money Market Portfolio's securities are valued at amortized cost. In valuing assets of all other Funds, the Fund's investments are valued based on market quotations, or where market quotations are not readily available, based on methods selected in good faith by the board. If the Fund's investment policies permit it to invest in securities that are listed on foreign stock exchanges that trade on weekends or other days when the Fund does not price its shares, the value of the Fund's underlying investments may change on days when you could not buy or sell shares of the Fund. Please see the SAI for further information.

PURCHASING SHARES

You may not buy (nor will you own) shares of the Fund directly. You invest by buying a variable life insurance policy and allocating your purchase payments to the subaccount that invests in the Fund. Your purchase price will be the next NAV calculated after your request is received by the Fund or an authorized insurance company.

For further information concerning minimum and maximum payments and submission and acceptance of your application, see your variable life insurance prospectus.

TRANSFERRING/SELLING SHARES

There is no sales charge for the sale of Fund shares, but there may be charges associated with the surrender or withdrawal of your variable life insurance policy. Any charges that apply to the subaccount and your policy are described in your variable life insurance prospectus.

You may transfer all or part of your value in a subaccount investing in shares of the Fund to one or more of the other subaccounts investing in shares of other funds with different investment objectives.

You may provide instructions to sell any shares you have allocated to the subaccounts. AEFC or an authorized agent will mail your payment within seven days after accepting your surrender or withdrawal request. The amount you receive may be more or less than the amount you invested. Your sale price will be the next NAV calculated after your request is received by the Fund or an authorized insurance company.

Please refer to your variable life insurance prospectus for more information about transfers among subaccounts as well as surrenders and withdrawals.

Distributions and Taxes

The Fund distributes to shareholders (the variable subaccounts) dividends and capital gains to qualify as a regulated investment company and to avoid paying corporate income and excise taxes.

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

The Fund's net investment income is distributed to the shareholders (the variable subaccounts) as dividends. Capital gains are realized when a security is sold for a higher price than was paid for it. Each realized capital gain or loss is either long-term or short-term depending on the length of time the Fund held the security. Realized capital gains or losses offset each other. The Fund offsets any net realized capital gains by any available capital loss carryovers. Net short-term capital gains are included in net investment income. Net realized long-term capital gains, if any, are distributed by the end of the calendar year as capital gain distributions.

REINVESTMENT

Since the distributions are automatically reinvested in additional Fund shares, the total value of your holdings will not change. The reinvestment price is the next calculated NAV after the distribution is paid.

TAXES

The Fund intends to comply with the regulations relating to the diversification requirements under section 817(h) of the Internal Revenue Code.

Important: This information is a brief and selective summary of some of the tax rules that apply to the Fund. Because tax matters are highly individual and complex, you should consult a qualified tax advisor.

Federal income taxation of subaccounts, life insurance companies and variable annuities or variable life insurance is discussed in your variable life insurance prospectus.

--------------------------------------------------------------------------------
24p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Other Information

The fund operates under an order from the Securities and Exchange Commission that permits AEFC, subject to the approval of the Board of Directors, to appoint a subadviser or change the terms of a subadvisory agreement for the Fund without first obtaining shareholder approval. The order permits the Fund to add or change unaffiliated subadvisors or the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.

INVESTMENT MANAGER

IDS Life is a wholly-owned subsidiary of AEFC located at 200 AXP Financial Center, Minneapolis, MN 55474. The AEFC family of companies offers not only insurance and annuities, but also mutual funds, investment certificates and a broad range of financial management services. AEFC has been a provider of financial services since 1894. Total assets owned and managed as of the end of the most recent fiscal year were more than $205 billion.

AEFC is a wholly-owned subsidiary of American Express Company, a financial services company with headquarters at American Express Tower, World Financial Center, New York, NY 10285.

American Express Asset Management International Inc. (subadviser), a wholly-owned subsidiary of AEFC, subadvises the assets of International Equity Portfolio.

Financial Highlights

The financial highlights table is intended to help you understand the Fund's financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned [or lost] on an investment in the Fund (assuming reinvestment of all dividends and distributions). The returns do not reflect the expenses that apply to the subaccounts or the contracts. Inclusion of these charges would reduce total return for all periods shown. This information has been audited by KPMG LLP, whose report, along with the Fund's financial statements, is included in the annual report which, if not included with this prospectus, is available upon request.

Equity Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                    $15.38            $23.37       $ 47.72       $27.80       $33.96
Income from investment operations:
Net investment income (loss)                               .01                --          (.06)        (.18)        (.06)
Net gains (losses) (both realized and unrealized)        (3.53)            (5.03)       (13.78)       20.10        (1.17)
Total from investment operations                         (3.52)            (5.03)       (13.84)       19.92        (1.23)
Less distributions:
Dividends from net investment income                      (.01)               --            --           --           --
Distributions from realized gains                           --             (2.91)       (10.51)          --        (4.93)
Tax return of capital                                     (.01)             (.05)           --           --           --
Total distributions                                       (.02)            (2.96)       (10.51)          --        (4.93)
Net asset value, end of period                          $11.84            $15.38       $ 23.37       $47.72       $27.80

Ratios/supplemental data
Net assets, end of period (in thousands)              $545,728          $790,561    $1,092,695   $1,714,508     $988,937
Ratio of expenses to average daily net assets(b)          .74%              .73%          .73%         .72%         .73%
Ratio of net investment income (loss)
    to average daily net assets                           .09%             (.02%)        (.18%)       (.46%)       (.26%)
Portfolio turnover rate
   (excluding short-term securities)                      250%              228%          136%         126%         130%
Total return(c)                                        (23.02%)          (23.68%)      (37.21%)      71.66%       (2.80%)

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

--------------------------------------------------------------------------------
25p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Equity Income Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001        2000(b)
Net asset value, beginning of period                    $10.03            $10.18        $ 9.54       $10.00
Income from investment operations:
Net investment income (loss)                               .16               .13           .11          .05
Net gains (losses) (both realized and unrealized)        (2.08)             (.15)          .64         (.46)
Total from investment operations                         (1.92)             (.02)          .75         (.41)
Less distributions:
Dividends from net investment income                      (.16)             (.12)         (.11)        (.05)
Distributions from realized gains                         (.01)             (.01)           --           --
Total distributions                                       (.17)             (.13)         (.11)        (.05)
Net asset value, end of period                          $ 7.94            $10.03        $10.18       $ 9.54

Ratios/supplemental data
Net assets, end of period (in thousands)                $7,211            $6,827        $3,945       $2,286
Ratio of expenses to average daily net assets(c),(d)      .80%              .80%          .80%         .81%(f)
Ratio of net investment income (loss)
    to average daily net assets                          2.05%             1.43%         1.15%        1.15%(f)
Portfolio turnover rate
   (excluding short-term securities)                       40%               39%          112%          20%
Total return(e)                                        (19.06%)            (.19%)        7.92%       (4.12%)(g)

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from June 17, 1999 (commencement of operations) to April 30, 2000.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) IDS Life voluntarily limited total operating expenses. Had IDS Life not done so, the ratios of expenses to average daily net assets would have been 1.83%, 1.44%, 1.90% and 3.91% for the periods ended 2003, 2002, 2001 and
     2000, respectively.

(e) Total return does not reflect the expenses that apply to the subaccounts or the policies.

(f)  Adjusted to an annual basis.

(g)  Not annualized.

Government Securities Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                    $10.34            $10.18        $ 9.64       $10.13       $10.18
Income from investment operations:
Net investment income (loss)                               .42               .51           .55          .52          .53
Net gains (losses) (both realized and unrealized)          .50               .16           .54         (.44)         .04
Total from investment operations                           .92               .67          1.09          .08          .57
Less distributions:
Dividends from net investment income                      (.42)             (.51)         (.55)        (.53)        (.53)
Distributions from realized gains                           --                --            --         (.04)        (.09)
Total distributions                                       (.42)             (.51)         (.55)        (.57)        (.62)
Net asset value, end of period                          $10.84            $10.34        $10.18       $ 9.64       $10.13

Ratios/supplemental data
Net assets, end of period (in thousands)               $32,119           $22,822       $19,653      $18,491      $21,935
Ratio of expenses to average daily net assets(b)          .80%(c)           .80%(c)       .80%(c)      .81%         .80%(c)
Ratio of net investment income (loss)
    to average daily net assets                          3.89%             4.94%         5.53%        5.40%        5.19%
Portfolio turnover rate
   (excluding short-term securities)                       84%               39%           76%         123%          89%
Total return(d)                                          9.10%             6.63%        11.55%         .86%        5.73%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) IDS Life voluntarily limited total operating expenses. Had IDS Life not done so, the ratios of expenses to average daily net assets would have been 0.87%, 0.83%, 0.81% and 0.87% for the years ended 2003, 2002, 2001 and
     1999, respectively.

(d) Total return does not reflect the expenses that apply to the subaccounts or the policies.

--------------------------------------------------------------------------------
26p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Income Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                     $9.56             $9.47         $9.17        $9.89       $10.28
Income from investment operations:
Net investment income (loss)                               .47               .54           .64          .64          .67
Net gains (losses) (both realized and unrealized)          .35               .09           .25         (.67)        (.32)
Total from investment operations                           .82               .63           .89         (.03)         .35
Less distributions:
Dividends from net investment income                      (.47)             (.54)         (.59)        (.64)        (.67)
Distributions from realized gains                           --                --            --           --         (.07)
Excess distributions from net investment income             --                --            --         (.05)          --
Total distributions                                       (.47)             (.54)         (.59)        (.69)        (.74)
Net asset value, end of period                           $9.91             $9.56         $9.47        $9.17       $ 9.89

Ratios/supplemental data
Net assets, end of period (in thousands)              $100,710          $101,549      $103,685      $92,351      $97,578
Ratio of expenses to average daily net assets(b)          .77%              .77%          .75%         .74%         .75%
Ratio of net investment income (loss)
    to average daily net assets                          4.90%             5.63%         6.82%        6.71%        6.65%
Portfolio turnover rate
   (excluding short-term securities)                      223%               98%           83%          50%          22%
Total return(c)                                          8.65%             6.88%         9.94%        (.25%)       3.52%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

International Equity Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                    $10.97            $13.29        $21.82       $19.04       $18.33
Income from investment operations:
Net investment income (loss)                               .12               .06           .10          .13          .18
Net gains (losses) (both realized and unrealized)        (2.22)            (2.29)        (5.11)        3.13         1.32
Total from investment operations                         (2.10)            (2.23)        (5.01)        3.26         1.50
Less distributions:
Dividends from net investment income                      (.10)             (.09)         (.10)        (.12)        (.17)
Distributions from realized gains                           --                --         (3.42)        (.36)        (.62)
Total distributions                                       (.10)             (.09)        (3.52)        (.48)        (.79)
Net asset value, end of period                          $ 8.77            $10.97        $13.29       $21.82       $19.04

Ratios/supplemental data
Net assets, end of period (in thousands)              $158,630          $223,649      $299,920     $379,213     $283,001
Ratio of expenses to average daily net assets(b)         1.05%             1.02%         1.00%        1.02%        1.05%
Ratio of net investment income (loss)
    to average daily net assets                          1.25%              .57%          .59%         .60%        1.01%
Portfolio turnover rate
   (excluding short-term securities)                       91%              224%          209%         124%          67%
Total return(c)                                        (19.15%)          (16.83%)      (26.76%)      17.44%        8.27%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

--------------------------------------------------------------------------------
27p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

Managed Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                    $13.73            $16.02        $23.56       $20.08       $19.81
Income from investment operations:
Net investment income (loss)                               .24               .22           .36          .40          .41
Net gains (losses) (both realized and unrealized)        (2.36)            (2.28)        (6.62)        3.69         1.49
Total from investment operations                         (2.12)            (2.06)        (6.26)        4.09         1.90
Less distributions:
Dividends from net investment income                      (.24)             (.23)         (.34)        (.40)        (.41)
Distributions from realized gains                           --                --          (.94)        (.21)       (1.22)
Total distributions                                       (.24)             (.23)        (1.28)        (.61)       (1.63)
Net asset value, end of period                          $11.37            $13.73        $16.02       $23.56       $20.08

Ratios/supplemental data
Net assets, end of period (in thousands)              $352,520          $474,576      $588,084     $826,549     $685,154
Ratio of expenses to average daily net assets(b)          .75%              .74%          .72%         .72%         .74%
Ratio of net investment income (loss)
    to average daily net assets                          2.06%             1.48%         1.73%        1.87%        2.23%
Portfolio turnover rate
   (excluding short-term securities)                      183%              100%           69%          63%          96%
Total return(c)                                        (15.46%)          (12.91%)      (27.93%)      20.79%       10.52%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

Money Market Portfolio

Per share income and capital changes(a)
Fiscal period ended April 30,                             2003              2002          2001         2000         1999
Net asset value, beginning of period                     $1.00             $1.00         $1.00        $1.00        $1.00
Income from investment operations:
Net investment income (loss)                               .01               .03           .06          .05          .05
Less distributions:
Dividends from net investment income                      (.01)             (.03)         (.06)        (.05)        (.05)
Net asset value, end of period                           $1.00             $1.00         $1.00        $1.00        $1.00

Ratios/supplemental data
Net assets, end of period (in thousands)               $65,572           $69,429       $69,662      $57,143      $45,564
Ratio of expenses to average daily net assets(b)          .55%              .54%          .53%         .59%         .60%
Ratio of net investment income (loss)
    to average daily net assets                          1.07%             2.54%         5.74%        4.99%        4.72%
Total return(c)                                          1.08%             2.60%         5.89%        5.11%        4.84%

Notes to financial highlights

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c) Total return does not reflect the expenses that apply to the subaccounts or the policies.

--------------------------------------------------------------------------------
28p   IDS LIFE SERIES FUND, INC. -- PROSPECTUS

--------------------------------------------------------------------------------
(logo)
AMERICAN
 EXPRESS(R)
--------------------------------------------------------------------------------

Additional information about the Fund and its investments is available in the Fund's SAI, annual and semiannual reports to shareholders. In the Fund's annual report, you will find a discussion of market conditions and investment strategies that significantly affected the Fund during the last fiscal year. The SAI is incorporated by reference in this prospectus. For a free copy of the SAI, the annual report or the semiannual report, or to make inquiries about the Fund, contact IDS Life Series Fund, Inc.

IDS Life Series Fund, Inc.
70100 AXP Financial Center
Minneapolis, MN 55474
800-862-7919
TTY: 800-846-4852

You may review and copy information about the Fund, including the SAI, at the Securities and Exchange Commission's (Commission) Public Reference Room in Washington, D.C. (for information about the public reference room call 1-202-942-8090). Reports and other information about the Fund are available on the EDGAR Database on the Commission's Internet site at http://www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing to the Public Reference Section of the Commission, Washington, D.C. 20549-0102.

Investment Company Act File #811-4299

                                                              S-6191-99 U (6/03)